SECOND AMENDMENT TO ANDREW C. FLORANCE EMPLOYMENT AGREEMENT THIS SECOND AMENDMENT to the Employment Agreement is made and entered into January 6, 2026, by and between CoStar Realty Information, Inc. (“Company”) and Andrew C. Florance (“Executive”). W I T N E S S E T H; WHEREAS, Company and Executive are parties to that certain Employment Agreement dated as of April 24, 1998, effective as of January 1, 1998 (the “Employment Agreement”) and amended as of December 2008, effective as of January 1, 2009 (the “First Amendment”), pursuant to which Executive is employed as the Company’s President and Chief Executive Officer; and WHEREAS, Company and Executive desire to amend the terms of the Employment Agreement as set forth herein effective as of January 1, 2026 (the First Amendment and the Employment Agreement, as amended, is hereinafter referred to as the “Agreement”), in order to comply with the provisions of Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder and to make certain other clarifying revisions. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows: 1. Section 22 (Special Reimbursement) is deleted in its entirety. 2. Counterparts. This Second Amendment, for the convenience of the parties, may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement. 3. Except as modified hereby, the Agreement continues in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first written above. COSTAR REALTY INFORMATION, INC. By: /s/ Louise S. Sams Name: Louise S. Sams Title: Director /s/ Andrew C. Florance Andrew C. Florance